EXHIBIT 23.1

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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Topps Company, Inc. on Form S-8 of our reports dated May 4, 2004 (which reports express an unqualified opinion and include an explanatory paragraph relating to the change in method of accounting for goodwill and other intangible assets in 2003) appearing in the Annual Report on Form 10-K of The Topps Company, Inc. for the year ended February 28, 2004.

/s/ Deloitte & Touche LLP

New York, New York
May 28, 2004